UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51798 (Commission File Number)	36-4573125 (IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 20, 2015, NTELOS Holdings Corp. (the “Company”) issued a press release announcing that it had entered into a definitive agreement to sell most of its remaining owned wireless towers to an affiliate of Grain Management, LLC. The Company also announced preliminary subscriber results for the fourth quarter of 2014 for its Western Markets (West Virginia and western Virginia) and that it expects to be at or above the mid-point of its previous full year 2014 Adjusted EBITDA guidance.
Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The information in this Report shall not be deemed as an admission as to the materiality of any information required to be disclosed solely to satisfy the requirement of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 20, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: January 20, 2015

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 20, 2015